                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [X] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                        Entertainment Properties Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

CONTACTS
Media:                   Jon Weis                           (888) EPR-REIT
Shareholders:            MacKenzie Partners, Inc.           (800) 322-2885

                  ENTERTAINMENT PROPERTIES RECEIVES KEY SUPPORT
                       FOR ITS TRUSTEE NOMINEE SCOTT WARD

            KANSAS CITY, MISSOURI - April 27, 2001 - Entertainment Properties Trust (NYSE: EPR) today sent the following letter to its shareholders:

                                                                  April 27, 2001
Dear Fellow Shareholder:

         Thank you for your patience, attention and support during this election contest. As you know, this past year has been an exciting one for our company. ONCE AGAIN, WE ACHIEVED RECORD REVENUES, RECORD PROFITS, AND RECORD DIVIDENDS, all while keeping our expense ratio to under 3.4% -- one of the lowest in our industry. As you probably also know, our stock recently hit a new 52-week high.

         Despite our success, BRT Realty continues to make allegations and armchair quarterback our decisions in an effort to elect its own candidate. In supporting our candidate and rejecting BRT Realty's candidate, we urge you to consider the following key facts:

         ISS SUPPORTS SCOTT WARD. Thanks in part to our record, which has been called "stellar" by Institutional Shareholder Services ("ISS"), the nation's largest independent proxy advisory firm, ISS endorsed EPR's trustee nominee, Scott Ward, and advised our shareholders to "stay the course" and continue to support current management. Importantly, ISS also noted that "there is no compelling evidence to suggest that management is entrenched or not working towards the best interests of all shareholders."

         WALL STREET ANALYST SUPPORTS SCOTT WARD. Noted REIT analyst Anthony Paolone of CIBC World Markets has also supported our position on the election and the partial tender offer. As Mr. Paolone recently stated in Real Estate Securities Weekly, "It is not in the best interests of all shareholders to elect Gould. BRT's offer is not for all the shares and attached to it are very big contingencies." (emphasis added)

         KEY TENANT SUPPORTS SCOTT WARD. One of our company's movie exhibition tenants based in Florida, Muvico, has also supported our candidate. Muvico stated to us, "Not only has the current board, including Mr. Ward, built EPR into the premier company that it is, but also by serving the needs of its tenants as well as it does, the board and Mr. Ward have helped to ensure the continuing success of EPR."

         NOMINATING COMMITTEE SUPPORTS SCOTT WARD. Our nominating committee considered the records of our candidate and BRT Realty's candidate, and unanimously recommended Scott Ward and determined that the election of Mr. Gould is not in the best interests of our company and our shareholders.

         All of these parties had the opportunity to consider Mr. Gould's complaints, to evaluate his arguments for his own candidacy, and to take a position. THE RESULT: SOLID SUPPORT FOR SCOTT WARD.

         We believe that all this support confirms our view that Scott Ward is the right candidate and Mr. Gould is the wrong candidate for our company. Our board has also rejected his company's partial tender offer based on the significant risks to our company that we believe it presents. In fact, as ISS stated in its independent report following meetings with both sides, "Mr. Gould, himself, also admitted to ISS that it is highly unlikely that his tender offer will materialize." FOR THESE AND THE MANY OTHER REASONS WE HAVE PROVIDED YOU, WE STRONGLY RECOMMEND THAT YOU DO NOT TENDER ANY SHARES TO BRT REALTY.

         We fully support having qualified independent trustees with experience that will benefit our shareholders, as indicated by the makeup of our board. We are also prepared to support any transaction that benefits all our shareholders. WE OPPOSE MR. GOULD SERVING AS A TRUSTEE AND ENTERING INTO OR SUPPORTING TRANSACTIONS, SUCH AS THE PARTIAL TENDER OFFER, THAT WOULD BENEFIT HIS COMPANY WHILE PRESENTING SIGNIFICANT RISKS AND PROVIDING LITTLE OR NO BENEFIT TO OUR COMPANY.

         YOUR VOTE IS IMPORTANT SO PLEASE ACT PROMPTLY. PLEASE INDICATE YOUR SUPPORT FOR OUR TRUSTEES, AND OUR CANDIDATE SCOTT WARD, BY RETURNING THE BLUE PROXY CARD TODAY AND IGNORING ANY FURTHER CORRESPONDENCE FROM BRT REALTY OR MR. GOULD.

         We look forward to receiving your votes and seeing you at our 2001 Annual Meeting at 10:00 A.M. on Tuesday May 9, 2001 at the Leawood Town Center Theatre, in Leawood, Kansas.

         Our trustees and management thank you once again for your continued support.

                                               Very truly yours,

                                               /s/ David Brain
                                               David Brain
                                               President & CEO

                                      # # #

       Shareholders who have questions about the upcoming annual meeting, the election of the trustee or BRT's partial tender offer are encouraged to contact the company's proxy solicitor, MacKenzie Partners at (800) 322-2885, or to call the company directly at (888) EPR-REIT.

   Entertainment Properties Trust is a specialty finance company organized as a real estate investment trust (REIT) whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to major entertainment-related business operators. The company's common shares of beneficial interest are traded on the New York Stock Exchange under the ticker symbol EPR. The Entertainment Properties Trust company address is 30 Pershing Road, Suite 201, Kansas City, Missouri 64108. 888-EPR-REIT. FAX 816-472-5794. The company's website is located at http://www.eprkc.com.